Exhibit 99.1

Vermillion Reports First Quarter 2015 Financial Results and    Provides Business Update

Conference Call at 4:30 p.m. ET Today

AUSTIN, Texas — May 11, 2015 — Vermillion, Inc. (NASDAQ: VRML), a bio-analytical solutions company focused on gynecologic disease, reported financial results for the first quarter ended March 31, 2015 and provided a business update.

Valerie Palmieri, President and CEO of Vermillion, Inc., stated, “The first quarter marked a number of significant accomplishments and we are on track and, in some cases, ahead of our 2015 milestone plan. In addition to our submission of OVA2 to the FDA, we presented strong results from a breakthrough health economics study, gained traction in our efforts to drive positive medical policy and initiated a ground-breaking partnership with Kaiser Permanente.“

Key Recent Developments

•

Executed a new commercial relationship on March 11 with Quest Diagnostics, whereby all OVA1 testing in the United States will migrate to Vermillion’s wholly owned subsidiary, ASPiRA Labs, as of early June. In this relationship, Quest Diagnostics will continue to provide its blood draw, courier and logistics network to its customers and ASPiRA’s new customers.

•

Announced on March 27, initial results of a health economic study at the annual meeting of the American College of Medical Quality. The study’s authors, from the University of California, Irvine and Stanford University, found that use of OVA1 was cost-effective and a more effective triage method than the standards of care, either modified ACOG guidelines or CA-125.

•

Announced on April 14, a strategic partnership with Kaiser Permanente’s Southern California Permanente Medical Group to identify “best practice” care pathways to enhance the diagnosis and treatment of ovarian cancer.

•	Announced on April 27, an expansion of medical policy coverage of OVA1 by Blue Cross Blue Shield of Michigan, the largest health plan in Michigan for ASPiRA Labs.
•

On April 2 named Fred Ferrara to the newly-created post of Chief Information Officer of Vermillion. Mr. Ferrara will focus on developing our diagnostic informatics platform while advancing access to our customers.

Q1 2015 Financial Results

Total revenue in the first quarter of 2015 was $951,000 compared to $305,000 in the same year-ago period. First quarter 2015 revenue was comprised of $635,000 in OVA1 product revenue and $316,000 in license revenue.

The product revenue in the first quarter of 2015 was derived from 3,783 OVA1 tests performed which was consistent with 3,817 OVA1 tests performed in the same period in the prior year. Volume in the first quarter of 2015 includes 216 tests performed at ASPiRA Labs, Vermillion's wholly owned national CLIA-certified laboratory.

As a result of Vermillion’s March 11, 2015 agreement with Quest Diagnostics, the company now recognizes all product revenue at the time an OVA1 test is performed by Quest Diagnostics rather than deferring some revenue as in prior periods.  However, product revenue for the first quarter also includes a one-time recognition of $163,000 of deferred revenue from Quest Diagnostics which represents the final deferred royalty recognition under the parties’ prior agreement.

Cost of revenue in the first quarter of 2015 increased to $491,000 compared to $55,000 in the prior year due to costs associated with ASPiRA Labs which opened in June 2014.

Total operating expenses in the first quarter of 2015 increased to $4.7 million from $4.2 million in the year-ago quarter. The increase was primarily due to strategic investments in personnel, increased legal expenses, and costs associated with billing for tests performed by ASPiRA Labs.

Net loss for the first quarter 2015 was $4.1 million or $(0.10) per share, as compared to a net loss of $4.0 million or $(0.11) per share in the year-ago quarter.

As of March 31, 2015, cash and equivalents totaled $17.2 million. The company used $4.5 million in cash for operations in the first quarter of 2015 as well as $1.1 million for the repayment of short-term debt. The company has no remaining debt as of March 31, 2015.

Conference Call and Webcast

Vermillion’s President and CEO Valerie Palmieri will host a call today to discuss results followed by a question and answer period.

Monday, May 11, 2015 at 4:30 pm Eastern/1:30 pm Pacific

Domestic:800-556-4997

International:719-457-2628

Conference ID:66696118

Webcast:Conference Call Link:  http:/public.viavid.com/player/index.php?id=114376

Replay – Available through May 25, 2015

Domestic:877-870-5176

International:858-384-5517

Conference ID:6696118

Please call the conference telephone number five minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Vermillion at (512) 519-0400.

About Vermillion

Vermillion, Inc. is dedicated to the discovery, development and commercialization of novel high-value diagnostic and bio-analytical solutions that help physicians diagnose, treat and improve gynecologic health outcomes for women. Vermillion, along with its prestigious scientific collaborators, have diagnostic programs in gynecologic disease. The company's lead diagnostic, OVA1, is a blood test for pre-surgical assessment of ovarian tumors for malignancy, using an innovative algorithmic approach. As the first FDA-cleared, protein-based In Vitro Diagnostic Multivariate Index Assay, OVA1 represents a new class of software-based diagnostics. For additional information, including published clinical trials, visit www.vermillion.com.

Forward-Looking Statements

This press release contains forward-looking statements, as that term is defined in the Private Litigation Reform Act of 1995, that involve significant risks and uncertainties, including Vermillion’s new relationship with Quest Diagnostics. Words such as “may,” “expects,” “intends,” “anticipates,” “believes,” “estimates,” “plans,” “seeks,” “could,” “should,” “continue,” “will,” “potential,” “projects” and similar expressions are intended to identify forward-looking statements. The forward-looking statements contained in this press release are based on Vermillion's expectations as of the date of this press release. A variety of factors could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in such forward-looking statements. Factors that could cause actual results to materially differ from those projected in such forward-looking statements include but are not limited to: (1) Vermillion’s ability to increase the volume of OVA1 sales; (2) Vermillion’s ability to market its test through sales channels other than Quest Diagnostics; (3) uncertainty in how Vermillion will recognize future revenue following termination of its Strategic Alliance Agreement with Quest Diagnostics; (4) failures by third-party payers to reimburse OVA1 or changes or variances in reimbursement rates; (5) Vermillion’s ability to secure additional capital on acceptable terms to execute its business plan; (6) Vermillion’s ability to commercialize OVA1 outside the United States; (7) Vermillion’s ability to develop and commercialize additional diagnostic products and achieve market acceptance with respect to these products; (8) Vermillion’s ability to compete successfully; (9) Vermillion’s ability to obtain any regulatory approval for Vermillion’s future diagnostic products; (10) Vermillion’s suppliers’ ability to comply with FDA requirements for production, marketing and post market monitoring of its products; (11) Vermillion’s ability to maintain sufficient or acceptable supplies of immunoassay kits from its suppliers; (12) Vermillion’s ability to continue to develop, protect and promote its proprietary technologies; (13) Vermillion’s ability to generate sufficient demand for ASPiRA Labs’ services to cover its operating costs; (14) Vermillion’s ability to comply with the additional laws and regulations that apply to it in connection with the operation of ASPiRA Labs and (15)

other factors that are described in Vermillion's Form 10-K for the year ended December 31, 2014 filed with the Securities and Exchange Commission (the “SEC”). Vermillion expressly disclaims any obligation to update, amend or clarify any forward-looking statements to reflect events, new information or circumstances occurring after the date of this press release, except as required by law.

This release should be read in conjunction with the consolidated financial statements and notes thereto included in Vermillion’s most recent reports on Form 10-K and Form 10-Q. Copies are available through the SEC’s Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov.

Investor Relations Contact:

Michael Wood

LifeSci Advisors LLC

Tel 1-646-597-6983

mwood@lifesciadvisors.com

Vermillion, Inc.

Consolidated Balance Sheets

(Amounts in Thousands, Except Share and Par Value Amounts)

(Unaudited)

	March 31,	December 31,
	2015	2014
Assets
Current assets:
Cash and cash equivalents	$17,241	$22,965
Accounts receivable	160	167
Prepaid expenses and other current assets	684	526
Total current assets	18,085	23,658
Property and equipment, net	492	508
Other assets	98	8
Total assets	$18,675	$24,174
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,295	$1,123
Accrued liabilities	2,190	2,201
Short-term debt	—	1,106
Deferred revenue	—	489
Total current liabilities	3,485	4,919
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized, none issued and
outstanding at March 31, 2015 and December 31, 2014, respectively	—	—
Common stock, $0.001 par value, 150,000,000 shares authorized at March 31, 2015 and December 31, 2014; 43,115,790 shares issued and outstanding
at March 31, 2015 and December 31, 2014	43	43
Additional paid-in capital	370,757	370,685
Accumulated deficit	(355,610)	(351,473)
Total stockholders’ equity	15,190	19,255
Total liabilities and stockholders’ equity	$18,675	$24,174

Vermillion, Inc.

Consolidated Statements of Operations and Comprehensive Loss

(Amounts in Thousands, Except Share and Per Share Amounts)

(Unaudited)

	Three Months Ended March 31,
	2015	2014
Revenue:
Product	$635	$191
License	316	114
Total revenue	951	305
Cost of revenue:
Product	491	55
Gross profit	460	250
Operating expenses:
Research and development(1)	1,105	1,153
Sales and marketing(2)	2,217	2,104
General and administrative(3)	1,400	988
Total operating expenses	4,722	4,245
Loss from operations	(4,262)	(3,995)
Interest income	9	14
Other income (expense), net	116	(6)
Net loss	$(4,137)	$(3,987)
Net loss per share - basic and diluted	$(0.10)	$(0.11)
Weighted average common shares used to compute basic and diluted net loss per common share	43,115,790	35,827,886
Non-cash stock-based compensation expense included in operating expenses:
(1) Research and development	$31	$40
(2) Sales and marketing	37	25
(3) General and administrative	97	69